                                EXHIBIT NO. 21
                             (as of January 1998)

                                                              Jurisdiction of
Domestic Subsidiaries                                          Incorporation
---------------------                                         ---------------
Armstrong Cork Finance Corporation                               Delaware
Armstrong Enterprises, Inc.                                      Vermont
Armstrong Holdings Canada, Inc.                                  Delaware
Armstrong Industrial Specialties, Inc.                           Pennsylvania
Armstrong Industrial Specialties International, Inc.             Nevada
Armstrong Realty Group, Inc.                                     Pennsylvania
Armstrong Ventures, Inc.                                         Delaware
Armstrong World Industries Asia, Inc.                            Nevada
Armstrong World Industries (Delaware) Inc.                       Delaware
Armstrong World Industries (India) Inc.                          Nevada
Armstrong World Industries Latin America, Inc.                   Nevada
A W I (NEVADA), INC.                                             Nevada
Charleswater Products, Inc.                                      Delaware
Chemline Industries, Inc.                                        Delaware
Dal-Tile International Inc. (34.4% ownership interest)           Delaware
IWF, Inc.                                                        Nevada
I.W. Insurance Company                                           Vermont
The W. W. Henry Company                                          California
The Worthington Armstrong Venture (50%-owned unincorporated
  affiliate)


Foreign Subsidiaries
--------------------

Alphacoustic (UK) Ltd.                                           England
Armstrong Acquisition Canada, Inc.                               Canada
Armstrong Architectural Products S.L.                            Spain
Armstrong Building Products                                      England
Armstrong Building Products B.V.                                 Netherlands
Armstrong Building Products Company (Shanghai) Ltd.              People's Republic of
                                                                   China
Armstrong Building Products G.m.b.H.                             Germany
Armstrong Building Products S.A.                                 France
Armstrong Building Products S.r.l.                               Italy
Armstrong Europa G.m.b.H.                                        Germany
Armstrong Europe Services                                        England
Armstrong Floor Products Europe G.m.b.H.                         Germany
Armstrong Floor Products Europe Ltd.                             England
Armstrong Floor Products Europe Sarl.                            France
Armstrong FSC, Ltd.                                              Bermuda
Armstrong Hunter Douglas Limited                                 England
Armstrong Industrial Specialties G.m.b.H.                        Germany
Armstrong Industrial Specialties International, SARL             France
Armstrong Industrial Specialties Ltd.                            England
Armstrong Insulation (Panyu) Co. Ltd.                            People's Republic of
                                                                   China
Armstrong Insulation Products                                    England
Armstrong Insulation Products A.G.                               Switzerland
Armstrong Insulation Products Benelux, S.A.                      Belgium
Armstrong Insulation Products G.m.b.H.                           Germany
Armstrong Insulation Products S.A.                               Spain
Armstrong Insulation Products S.A.                               France
Armstrong Insulation Products Sp. zo.o.                          Poland
Armstrong Insulation Products S.r.l.                             Italy

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
Armstrong Insulation Rus.                                        Russia
Armstrong (Japan) K.K.                                           Japan
Armstrong Nova Scotia Unlimited Liability Company                Canada
Armstrong-Nylex Pty. Ltd.                                        Australia
Armstrong Parafon A.B.                                           Sweden
Armstrong (Singapore) Pte. Ltd.                                  Singapore
Armstrong Sweden AB                                              Sweden
Armstrong Textile Products G.m.b.H.                              Germany
Armstrong (U.K.) Investments                                     England
Armstrong World Industries AB                                    Sweden
Armstrong World Industries Canada Ltd.                           Canada
Armstrong World Industries (China) Ltd.                          People's Republic of
                                                                   China
Armstrong World Industries de Mexico, S.A. de C.V.               Mexico
Armstrong World Industries do Brasil Ltda.                       Brazil
Armstrong World Industries, G.m.b.H.                             Germany
Armstrong World Industries (H.K.) Limited                        Hong Kong
Armstrong World Industries Korea, Ltd.                           Korea
Armstrong World Industries Ltd.                                  England
Armstrong World Industries Pty. Ltd.                             Australia
Armstrong World Industries (Thailand) Ltd.                       Thailand
Inarco Limited (40%-owned affiliate)                             India
Liberty Commercial Services Ltd.                                 Bermuda
Novita Market SA (30%-owned affiliate)                           Poland
Perfiles y Techos, S.L. (known as Peytesa)
  (owned by Worthington Armstrong  Espana, S.L.)                 Spain
Worthington Armstrong Espana, S.L.                               Spain
Worthington Armstrong Metal Products Co. (Shanghai) Ltd.
       (owned by WAVE)                                           People's Republic of
                                                                   China
Worthington Armstrong UK                                         England
Worthington Armstrong Venture Europe S.A. (owned by WAVE)        France
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